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                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                        ______________________

                             FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
       SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

	                ______________________

                  AMERICAN EXPRESS CREDIT CORPORATION
         (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                       11-1988350
(State of Incorporation or                        (I.R.S. Employer
    Organization)                               Identification Number)


                           One Christina Centre
                          301 North Walnut Street
                      Wilmington, Delaware 19801-2919
                 (Address of Principal Executive Offices)
                          ______________________

If this Form relates to the registration      If this Form relates to the
of a class of debt securities and is          registration of a class of
effective upon filing pursuant to             debt securities and is to
General Instruction A(c)(1) please check      become effective simultaneously
the following box.  x                         with the effectiveness of a
                                              concurrent registration statement
                                              under the Securities Act of 1933
                                              pursuant to General Instruction
                                              A(c)(2) please check the
                                              following box.  "

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                Name of Each Exchange on Which
     to be so Registered                Each Class is to be Registered
     -------------------                ------------------------------

      __% Cash Exchangeable           The Chicago Board Options Exchange
   Notes Due February __, 2003
        (Title of Class)


      Securities to be registered pursuant to Section 12(g) of the Act:

                                   None







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Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Registrant's __% Cash Exchangeable Notes Due February __, 2003 (the "Notes"), is contained in the Registrant's Registration Statement on Form S-3, as amended (Registration Statement No. 333-38199), initially filed with the Securities and Exchange Commission (the "Commission") on October 17, 1997, under the caption "Description of Debt Securities," and the Prospectus Supplement relating to the Notes, filed with the Commission on February 11, 1998, which descriptions are incorporated herein by reference.


Item 2.  Exhibits.

Number    Description
------    -----------
3.1       Registrant's Certificate of Incorporation, as amended.*

3.2       Registrant's By-Laws, amended and restated as of November 24, 1980.**

4.1       Specimen Note. ******

4.2       Registrant's Debt Securities Indenture, dated as of September 1,
          1987.***

4.3 First Supplemental Indenture, dated as of November 1, 1987, between the Registrant and Bank of Montreal Trust Company, as Trustee.****

4.4 Second Supplemental Indenture, dated as of January 15, 1988, between the Registrant and The First National Bank of Boston, as Trustee.****

4.5 Third Supplemental Indenture, dated as of April 1, 1988, between the Registrant and The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as Trustee.****

4.6 Fourth Supplemental Indenture, dated as of May 1, 1988, between the Registrant and Trust Company Bank, as Trustee.****

4.7 Fifth Supplemental Indenture, dated as of March 28, 1989, between the Registrant and The Bank of New York, as Trustee.****

4.8 Sixth Supplemental Indenture, dated as of May 1, 1989, between the Registrant and Bank of Montreal Trust Company, as Trustee.****

4.9 Seventh Supplemental Indenture, dated as of July 28, 1995, between the Registrant and The Chase Manhattan Bank, as Trustee.*****

_______________________
*	Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 2-43170).
**	Incorporated by reference to the Registrant's Annual Report on Form
        10-K for the year ended December 31, 1985.
***	Incorporated by reference to the Registrant's Registration Statement on Form S-3 (No.33-16874).
****	Incorporated by reference to Post-Effective Amendment No. 1 to the
        Registrant's Registration Statement on Form S-3 (No. 33-22347).
*****	Incorporated by reference to the Registrant's Registration Statement on Form S-3 (No. 33-62797).
******  To be filed by amendment.
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                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      AMERICAN EXPRESS CREDIT CORPORATION



                                      By:  /s/ Stephen P. Norman
                                           ----------------------------
                                      Name:  Stephen P. Norman
                                      Title: Secretary


Dated: February 12, 1998